Exhibit 99.2

April 4, 2016
Contact:
Alaska Airlines	Virgin America
Bobbie Egan	Dave Arnold
(206) 392-5101	(917) 968-3622
newsroom@alaskaair.com	dave.arnold@virginamerica.com

Alaska Air Group to Acquire Virgin America, Creating West Coast’s Premier Carrier

Seattle-based carrier to become 5th largest U.S. airline

Highlights:

•	Deal combines two leading airlines known for outstanding customer service and low fares.

•	Alaska Airlines expands its California presence, while creating new opportunities for growth and competition.

•	Expanded route network benefits customers, with 1,200 daily departures.

•	Transaction is expected to be accretive to adjusted earnings per share in first full year, increases annual revenues 27 percent to more than $7 billion and offers $225 million total net synergies annually at full integration.

•	Alaska Airlines Mileage Plan™ to welcome Virgin America Elevate® members.

•	Company headquarters to remain in Seattle.

SEATTLE and SAN FRANCISCO – Alaska Air Group, Inc. (NYSE: ALK), parent company of Alaska Airlines, and Virgin America, Inc. (NASDAQ: VA) today announced that their boards of directors have unanimously approved a definitive merger agreement, under which Alaska Air Group will acquire Virgin America for $57.00 per share in cash. Including existing Virgin America indebtedness and capitalized aircraft operating leases, the aggregate transaction value is approximately $4.0 billion. With an expanded West Coast presence, a larger customer base, and an enhanced platform for growth, Alaska Airlines will be positioned to provide more choices for customers, increase competition and deliver attractive returns to investors.

The combination expands Alaska Airlines’ existing footprint in California, bolsters its platform for growth and strengthens the company as a competitor to the four largest U.S. airlines. Combining Alaska Airlines’ well-established core markets in the Pacific Northwest and the state of Alaska with Virgin America’s strong foundation in California will make Alaska Airlines the go-to airline for the more than 175,000 daily fliers in and out of Golden State airports, including San Francisco and Los Angeles.

For Virgin America customers, service will expand in the thriving technology markets in Silicon Valley and Seattle. The combined airline will also offer more frequent connections to international airline partners departing Seattle, San Francisco and Los Angeles. In addition, this transaction will open up growth opportunities in important East Coast business markets by increasing Alaska Airlines’ access to slot-controlled airports like Ronald Reagan Washington National Airport and the two primary New York City-area airports, John F. Kennedy International Airport and LaGuardia Airport.

“Our employees have worked hard to earn the deep loyalty of customers in the Pacific Northwest and Alaska, while the Virgin America team has done the same in California. Together we will continue to deliver what customers tell us they want: low fares, unmatched reliability and outstanding customer service,” said Brad Tilden, chairman and CEO of Alaska Air Group. “With our expanded network and strong presence in California, we’ll offer customers more attractive flight options for nonstop travel. We look forward to bringing together two incredible groups of employees to build on the successes they have achieved as standalone companies to make us an even stronger competitor nationally.”

David Cush, Virgin America president and CEO said, “Our mission has always been to create an airline that people love – and we accomplished that while changing the industry for the better. Joining forces with Alaska Airlines will ensure that our mission lives on, and that the stronger, combined company will continue to be a great place to work and an airline that focuses on an outstanding travel experience.”

“Today’s merger announcement of two great airlines coming together provides both pilot groups with an outstanding opportunity to benefit from the growth of the expanded Alaska Airlines’ route network,” said Captain Chris Notaro, chairman of the Alaska Airlines MEC of the Air Line Pilots Association. “We would like to welcome the professional pilots of Virgin America to the Alaska family and we look forward to a common goal of building a new joint pilot group that will benefit from a stronger and more prosperous airline that we have helped build.”

“Alaska Airlines and Virgin America are both known for providing an exceptional in-flight experience, thanks in large part to the dedication of our respective flight attendants,” said Jeffrey Peterson, president of the Association of Flight Attendants-CWA Master Executive Council at Alaska Airlines. “The combination of these two award-winning airlines provides an exciting opportunity for our members and for the Virgin America flight attendants, or Inflight Team Members. We look forward to joining together and building on our legacies of customer satisfaction to the benefit of both companies’ passengers.”

A Larger Network, More Choices and an Enhanced Mileage Plan

The transaction brings together two airlines that consistently earn customer admiration and the highest industry accolades:

•	Alaska Airlines has been ranked #1 among the nine largest carriers in the United States by The Wall Street Journal for overall operational performance for three years in a row, while Virgin America has placed #2 in the same study for the past two years.

•	Virgin America has been voted “Best Domestic Airline” in both Travel + Leisure’s Annual World’s Best Awards and Conde Nast Traveler’s Readers’ Choice Awards for the past eight consecutive years.

•	Alaska Airlines has been ranked “Highest in Customer Satisfaction Among Traditional Carriers” by J.D. Power for eight years running, and has been ranked #1 for on-time performance six years in a row by FlightStats.

•	Virgin America has been rated #1 for the past three years in the annual Airline Quality Rating report, an annual study of U.S. domestic airline performance based on public data submitted to the Department of Transportation and conducted by professors at Wichita State University and Embry-Riddle Aeronautical University.

•	Alaska Airlines has been named the most fuel-efficient airline by the International Council on Clean Technology for the last six years.

The combined airline will retain its safety-centric, employee-focused culture:

•	Alaska Airlines and Virgin America both have been named among America’s ‘best employers’ by Forbes, which annually ranks 500 U.S. companies based on responses to a survey of American workers.

•	Both Alaska Airlines and Virgin America are listed on the International Air Transport Association’s Operational Safety Audit (IOSA) registry, the globally recognized benchmark for the airline industry. Alaska Airlines has been on the registry for 10 years and Virgin America has qualified for six years.

•	Alaska Airlines expects that Virgin America’s Pilots, Inflight Teammates, Guest Services Teammates and maintenance technicians will be protected in the combination.

Together, the combined airline will have:

•	1,200 daily departures, with hubs in Seattle, San Francisco, Los Angeles, Anchorage, Alaska, and Portland, Oregon.

•	Approximately 280 aircraft, which include regional planes, with an average age of 8.5 years.

•	Virgin America’s fleet of 60 Airbus A319 and A320 aircraft boast three classes of service, in-flight WiFi and power outlets on every flight, as well as personal, touch-screen seatback entertainment.

Following closing, Alaska Airlines will welcome Virgin America Elevate loyalty program members into its Mileage Plan, ranked #1 by U.S. News and World Report. With Alaska Airlines Mileage Plan, members are able to redeem award miles for travel to more than 900 destinations worldwide, rivaling global alliances. Until the transaction closes, both loyalty programs will remain distinct – with no short-term impact on members. Upon closing, the programs will be merged. Alaska Airlines is committed to ensuring that loyalty members of both airlines maintain the same high-value rewards they’ve come to enjoy in both programs – with access to an even larger network.

Attractive Returns for Shareholders

Under the terms of the agreement, Alaska Air Group will acquire Virgin America for $57.00 per share in cash, representing a total equity value of $2.6 billion. The combined company expects to achieve $225 million annually in total net synergies at full integration. One-time integration costs are expected to be between $300-350 million. The combined airline is projected to have annual revenues of more than $7 billion. Alaska Air Group expects the transaction to be accretive to adjusted earnings per share in the first full year, excluding integration costs.

The transaction builds on both companies’ strong financial performance. In 2015, Alaska Air Group achieved a record full-year adjusted net income of $842 million, which increased 47 percent over 2014. Alaska Airlines also grew passenger revenues by 5 percent year-over-year, and has increased dividend payments 175 percent since initiation in 2013. In 2015, Alaska Airlines added 20 new markets and 10 new cities to its growing network and 11 new aircraft. As of March 31, 2016, Alaska Airlines had $1.6 billion in unrestricted cash and short-term investments.

Since its successful IPO in 2014, Virgin America has reached a number of milestones, most recently reporting a record annual year-over-year net income of $201 million, an increase of 139 percent in FY 2015, the highest in company history. In 2015, Virgin America also outperformed the industry in domestic unit revenue growth and began growing the airline with 10 new aircraft deliveries.

Preparing for Takeoff

The combined organization will be based in Seattle under the leadership of Tilden and his senior leadership team, who collectively have nearly 15 decades of combined airline industry experience. Until receiving regulatory approval to close, Tilden and Cush will co-lead a transition team, which will develop a specific integration plan.

Alaska Airlines and Virgin America are two of the most respected aviation brands in the United States (and globally in the case of Virgin). While the companies apply for a single operating certificate, Alaska will maintain its new, refreshed brand and will work closely with Virgin America to learn more about the award-winning Virgin America brand and customer experience. And over the next few months Alaska will explore with the Virgin Group how the Virgin America brand could continue to serve a role in driving customer acquisition and loyalty to get the best from both brands.

The merger, which has been approved unanimously by the boards of directors of both companies, is conditioned on receipt of regulatory clearance, approval by Virgin America shareholders and satisfaction of other customary closing conditions. The companies expect to complete the transaction with regulators’ approval no later than Jan. 1, 2017.

Advisors

BofA Merrill Lynch and UBS Investment Bank acted as lead financial advisors to Alaska Airlines on the transaction. Cowen & Company also acted as a financial advisor to the company. Evercore Group LLC acted as financial advisors to Virgin America. O’Melveny & Myers LLP acted as legal advisors to Alaska Airlines, and Latham & Watkins LLP acted as legal advisors to Virgin America.

Microsite and multimedia assets

Additional details about the transaction, including multimedia assets, are posted at www.FlyingBetterTogether.com and include:

•	A video featuring Alaska Airlines CEO Brad Tilden discussing the announcement;

•	A blog post with Tilden’s take on merging the two West Coast airlines;

•	Customer and investor FAQs; and

•	High-resolution, broadcast quality b-roll footage and images.

Investor and Media Conference Call and Webcast

Executives from Alaska Airlines and Virgin America will host a call for the investment community and media today at 5:30 a.m. PT/8:30 a.m. ET to discuss the transaction. To access the conference call, please dial 1-800-300-0356, referencing conference ID # 82998792. A slide presentation and the live audio webcast will be available and archived on the investor relations section of the Alaska Air Group website approximately one hour after the call concludes.

About Alaska Airlines

Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serves more than 100 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada, Costa Rica and Mexico. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers” in the J.D. Power North American Airline Satisfaction Study for eight consecutive years from 2008 to 2015. Alaska Airlines’ Mileage Plan also ranked “Highest in Customer Satisfaction among Airline Loyalty/Rewards Programs” for the second year in a row in the J.D. Power 2015 Airline Loyalty/Rewards Program Satisfaction Report. For reservations, visit www.alaskaair.com. For more news and information, visit the Alaska Airlines Newsroom at www.alaskaair.com/newsroom.

About Virgin America

Known for its mood-lit cabins, three beautifully designed classes of service and innovative fleetwide amenities — like touch-screen personal entertainment, WiFi and power outlets at every seat, Virgin America has earned a host of awards since launching in 2007 — including being named the “Best U.S. Airline” in Condé Nast Traveler’s Readers’ Choice Awards years and “Best Domestic Airline” in Travel + Leisure’s World’s Best Awards for the past eight consecutive years. For information, visit www.virginamerica.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking information about Alaska Airlines, Virgin America and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “likely,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof, and may include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations, products and services of Virgin America and/or Alaska Airlines. Alaska Airlines and Virgin America caution readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may differ materially from those contained in any forward-looking statements. Such risks and uncertainties include: the failure to obtain Virgin America stockholder approval of the proposed transaction; the possibility that the closing conditions to the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the transaction to Virgin America and its management; the effect of announcement of the transaction on Virgin America’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others relating to Alaska Airlines and Virgin America are described in greater detail in their respective SEC filings, including (i) as to Alaska Airlines, Alaska Airlines’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Alaska Airlines with the SEC after the date thereof, and (ii) as to Virgin America, Virgin America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Virgin America with the SEC after the date thereof. Alaska Airlines and Virgin America make no commitment to revise or update any forward- looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Additional Information About the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger of Virgin America with a wholly owned subsidiary of Alaska Air Group. Virgin America intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.

Participants in the Solicitation

Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Virgin America intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

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